UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

CHINA ARMCO METALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Water Park Drive, Suite 98 San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USAGE OF CERTAIN TERMS

Unless specifically set forth to the contrary, when used in this report the terms the “Company,” "we," "us," "ours," and similar terms refers to China Armco Metals, Inc., a Nevada corporation, and our subsidiaries.

Item 8.01 Other Events.

Our Board of Directors (the “Board”) received resignations of Xing Wu (also known as Wayne Wu) from the respective positions of Secretary of the Company and Secretary of the Board, effective April 19, 2012. On April 19, 2012, our Board accepted Mr. Wu’s resignations and appointed Caiqing Xiong (also known as Christina Xiong) as Secretary of the Company and Secretary of the Board with such appointment effective immediately. Ms Xiong will serve for such positions in accordance with the Bylaws of the Company and until her successor is elected and qualified or until her earlier resignation or removal.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: April 24, 2012	By:	/s/ Kexuan Yao
Name: Kexuan Yao Title: President and Chief Executive Officer